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                                                                    Rule 424(b)3
                                                          SEC File No.: 33-97740


                             THERATX, INCORPORATED

                                  -----------

                     SUPPLEMENT NO. 1, DATED JULY 19, 1996
                       TO PROSPECTUS DATED APRIL 5, 1996


        This Supplement is part of and should be read in conjunction with the Prospectus of TheraTx, Incorporated, a Delaware corporation, dated April 5, 1996 ("Prospectus"). Capitalized terms used but not defined in this Supplement have the meanings given to them in the Prospectus. The information presented herein either supersedes and/or adds to similar information included in the Prospectus.

        The information contained under the caption "Selling Security Holders - Name of RCS Selling Security Holders" appearing on page 14 of the Prospectus is hereby supplemented to include the number of shares beneficially owned and offered by the Selling Security Holders named below:

                                                             Number of              Number of
                                                        Shares Owned Prior to    Shares Offered
                    Name                                    this Offering            Hereby
                    ----                                ---------------------    --------------
Melissa Wilkie......................................           1,538                 2,017
Rick Lancaster and Autumn Lancaster Jt Ten..........           1,538                 2,017



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